UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 20, 2006
(Date of Earliest Event Reported)

On Assignment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26651 West Agoura Road, Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

(818) 878-7900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01          Entry into a Material Definitive Agreement.

On December 20, 2006, On Assignment, Inc., a Delaware corporation (“On Assignment”), entered into a Stock Purchase Agreement, dated as of December 20, 2006 (the “Agreement”), by and among On Assignment, VSS Holding, Inc., a Nevada corporation (“VSS”), the parent company of Vista Staffing Services, Inc. (“Vista”), the stockholders of VSS, who own all of the issued and outstanding capital stock of VSS, and the optionholders of VSS, who own all of the outstanding company stock options of VSS.  Pursuant to the Agreement, the purchase price for all of the capital stock of VSS is $41 million plus a two year earn-out provision for up to $8 million of additional consideration based on the 2007 and 2008 performance of Vista.  The total consideration will be paid in cash.  The Agreement has been approved by the boards of directors of both On Assignment and VSS and is subject to customary closing conditions.  The transaction is expected to close in early January.  A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  A copy of the press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

Exhibit 2.1	Stock Purchase Agreement dated as of December 20, 2006 by and among On Assignment, Inc., VSS Holding, Inc., the stockholders of VSS Holding, Inc., and the optionholders of VSS Holding, Inc.

Exhibit 99.1	Press Release dated December 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: December 22, 2006	By:	/s/ Kristi Wolff
	Name:	Kristi Wolff
	Title:	Vice President of Finance and Controller

Exhibit Index

Exhibit 2.1	Stock Purchase Agreement dated as of December 20, 2006 by and among On Assignment, Inc., VSS Holding, Inc., the stockholders of VSS Holding, Inc., and the optionholders of VSS Holding, Inc.

Exhibit 99.1	Press Release dated December 20, 2006